Registrant requests that this Registration Statement become automatically effective upon filing in accordance with Rule 462.

           As filed with the Securities and Exchange Commission on
                                 March 10, 1994

                                                          File No. ___________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                       SYNCOR INTERNATIONAL CORPORATION
            (Exact name of registrant as specified in its charter)

        Delaware                                      85-0229124
(State of Incorporation)                 (I.R.S. Employer Identification No.)

                             20001 Prairie Street
                         Chatsworth, California 91311
                   (Address of principal executive offices)

                       SYNCOR INTERNATIONAL CORPORATION
                       1990 MASTER STOCK INCENTIVE PLAN
                             (Full Title of Plan)

                            William A. Kemmel, Jr.
                             20001 Prairie Street
                         Chatsworth, California 91311
                    (Name and address of agent for service)
            Telephone number of agent for service:  (818) 886-7400

                 Copies of all communications and notices to:
                              John H. Brink, Esq.
                          Irsfeld, Irsfeld & Younger
                         100 West Broadway, Suite 900
                          Glendale, California 91210

                Approximate Date of Proposed Sale to Employees

                    As soon as practicable after effective
                     date of this Registration Statement.


                     CALCULATION OF REGISTRATION FEE
______________________________________________________________________________
                                  Proposed     Proposed
Title of                          maximum      maximum
securities      Amount            offering     aggregate      Amount of
to be           to be             price per    offering       registration
registered      registered        share        price          fee
______________________________________________________________________________
Common Stock
par value       500,000 shs.(1)   $21.88(2)    $10,940,000    $3,772.41
$.05 per share
______________________________________________________________________________

       (1)  Newly authorized shares
       (2) As estimated for the purpose of computing the registration fee, based on the average price for the Common Stock in the over-the-counter market for March 7, 1994.

                                    Part II


Item 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed with the Commission are incorporated in this Prospectus by reference:

      (a)   Form S-8, Registration Statement for the Syncor
            International Corporation 1990 Master Stock Option
            Plan (renamed 1990 Master Stock Incentive Plan), filed March 5, 1991, File No. 33-39251.

      (b)   The Annual Report on Form 10-K filed by Syncor
            International Corporation (herein referred to as the "Company" or the "Registrant") for the fiscal year ended May 31, 1993;

      (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended August 31, and November 30, 1993.

      (d) The Company's definitive Proxy Statement in connection with the Company's 1993 Annual Meeting held November
            15, 1993.

      (e) The description of the Registrant's common stock as set forth in the Registration Statement filed by the Company under Section 12 of the Securities Exchange Act of 1934, including all amendments to such description as set forth in all amendments filed to such Registration Statement or in any periodic report filed with the Commission pursuant to the provisions of such Act.

      All documents subsequently filed by the registrant and the plan pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.


Item 4.     DESCRIPTION OF SECURITIES

            Not applicable.


Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.


Item 6.     INDEMNIFICATION OF OFFICERS AND DIRECTORS

            Incorporated by reference in Item 3(a).


Item 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

Item 8.     EXHIBITS

      No. 4.1 Syncor International Corporation 1990 Master Stock Incentive Plan (incorporated by reference as Schedule A to the Company's Proxy Statement dated October 4, 1993, for its Annual Meeting of Shareholders held November 15, 1993, File No.0-8640.

      No. 5       Opinion re Legality

      No. 24.1    Consent of Independent Certified Public
                  Accountants, KPMG Peat Marwick

      No. 24.2 The consent of Irsfeld, Irsfeld & Younger, counsel for the Company is contained in
                  Exhibit 5.

      No. 25      Power of Attorney as set forth below.


Item 9.     UNDERTAKINGS

            Incorporated by reference in Item 3(a).


Item 10.    POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the caption designated "SIGNATURES", constitutes and appoints Monty Fu and Gene R. McGrevin, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone or his substitute or resubstitutes, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles and State of California on March 10, 1994.


                                          SYNCOR INTERNATIONAL CORPORATION


                                          By /s/ Gene R. McGrevin
                                             __________________________
                                             Gene R. McGrevin
                                             President, Chief Executive
                                             Officer and Director

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                      Title                         Date
      _________                      _____                         ____


/s/ Monty Fu                                                   March 10, 1994
___________________________
Monty Fu                        Chairman of the Board
                                and Director


/s/ Gene R. McGrevin                                           March 10, 1994
___________________________
Gene R. McGrevin                President, Chief
                                Executive Officer
                                (Principal Executive
                                Officer) and Director

/s/ Michael A. Piraino                                         March 10, 1994
___________________________
Michael A. Piraino              Senior Vice President,
                                Chief Financial Officer
                                (Principal Financial/
                                Accounting Officer)

/s/ George S. Oki                                              March 10, 1994
___________________________
George S. Oki                   Director



/s/ Joseph Kleiman                                             March 10, 1994
___________________________
Joseph Kleiman                  Director



/s/ Arnold E. Spangler                                         March 10, 1994
___________________________
Arnold E. Spangler              Director



/s/ Steven B. Gerber                                           March 10, 1994
___________________________
Steven B. Gerber                Director



/s/ Henry N. Wagner, Jr.                                       March 10, 1994
___________________________
Henry N. Wagner, Jr.            Director



/s/ Gail R. Wilensky, Ph.D.                                    March 10, 1994
___________________________
Gail R. Wilensky, Ph.D.         Director

                               INDEX OF EXHIBITS
                                                                      Page No.
                                                                      ________

4.    Syncor International Corporation 1990 Master Stock
      Incentive Plan (incorporated by reference to Schedule A
      to the Company's Proxy Statement dated October 4, 1993,
      for its Annual Meeting of Shareholders held November 15,
      1993, File No. 0-8640.                                             --

5.    Opinion re Legality                                                 7

24.1  The consent of Irsfeld, Irsfeld & Younger, counsel for
      the Company, is contained in Exhibit 5.                             7

24.2  Consent of Independent Certified Public Accountants,
      KPMG Peat Marwick, accountants for the Company.                     8

25.   Power of Attorney as set forth on Pages 4 and 5.                   --

                                          March 1, 1994





Syncor International Corporation
20001 Prairie Street
Chatsworth, CA 91311


RE:  Registration Statement on Form S-8
     __________________________________

Gentlemen:

      We are counsel to Syncor International Corporation, a Delaware corporation (the "Company"). We furnish this opinion in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission, providing for the registration under the Securities Act of 1933 of 500,000 shares ("Shares") of the Company's Common Stock.

      We have examined originals or copies of all documents which we consider necessary to furnish this opinion, including the Certificate of Incorporation and By-Laws of the Company, and the Syncor International Corporation Employee Savings and Stock Ownership Plan. In all such examinations, we have assumed the authenticity of signatures on all documents and that all copies submitted to us correspond to the originals. As to the accuracy of matters of fact relevant to this opinion, we have relied upon representations supplied by the Company or its officers or other representatives.

      Based upon the foregoing, in our opinion, the Shares, when issued in accordance with the Registration Statement will be validly issued and outstanding, fully paid and nonassessable.



                                   Exhibit 5

Syncor International Corporation
March 1, 1994
Page 2

      We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          IRSFELD, IRSFELD & YOUNGER



                                          By _______________________
                                                 John H. Brink

JHB:lbk

                                 Exhibit 24.1

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors and Stockholders
Syncor International Corporation

We consent to incorporation by reference in the registration statement (No. 33-xxxx) on Form S-8 of Syncor International Corporation of our report dated August 10, 1993, relating to the consolidated balance sheets of Syncor International Corporation and subsidiaries as of May 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended May 31, 1993, which report appears in the May 31, 1993, annual report on Form 10-K of Syncor International Corporation.






Los Angeles, California
March 9, 1994


                                 Exhibit 24.2